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                                                                      EXHIBIT 11

                          COMPUTATION OF INCOME (LOSS)
                   PER COMMON AND COMMON EQUIVALENT SHARE (a)
                    (In thousands, except per share amounts)



                                                            Three Months Ended              Six Months Ended
                                                               January 31,                    January 31,
                                                          ---------------------          ---------------------
                                                           1995           1994            1995           1994
                                                          ------          -----          ------          -----
 PRIMARY INCOME (LOSS) PER SHARE:

 Weighted average shares of common stock
  outstanding                                             11,135          9,426          11,046          9,426
                                                          ======          =====          ======          =====
 Primary income (loss) per share                           $ .07          $(.10)         $  .13          $(.03)
                                                          ======          =====          ======          =====

 FULLY DILUTED INCOME (LOSS) PER
  SHARE:

 Weighted average shares of common stock
  outstanding                                             11,135          9,426          11,046          9,426

 Shares issuable from assumed conversion of
  stock options and warrants (treasury stock
  method)
                                                          ------          -----          ------          -----
 Weighted average shares of common stock
  outstanding, as adjusted                                11,135          9,426          11,046          9,426
                                                          ======          =====          ======          =====
 Fully diluted income (loss) per share (b)                $  .07          $(.10)         $  .13          $(.03)
                                                          ======          =====          ======          =====
 NET INCOME (LOSS) FOR PRIMARY AND
  FULLY DILUTED COMPUTATION:

 Net income (loss)                                        $  829          $(982)         $1,436          $(265)
                                                          ======          =====          ======          =====

___________
(a) Weighted average shares of common stock for all periods presented have been restated to reflect the effect of a one for three reverse stock split consummated on January 17, 1995.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although stock options and warrants had no dilutive effect.